                                                                     Exhibit 1.2

                                 $_00,000,000

                                TRIBUNE COMPANY

                          Medium-Term Notes, Series F
                  Due Nine Months or More from Date of Issue

                           Selling Agency Agreement


                                                               Chicago, Illinois
                                                              ____________, 1998


[NAME AND ADDRESS OF AGENTS]

Dear Sirs:

          Tribune Company, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to the aggregate principal amount set forth in Schedule I hereto of its Medium-Term Notes, Series F Due Nine Months or More from Date of Issue (the "Notes"). The Notes will be issued under an indenture dated as of January 1, 1997 between the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"), as supplemented to the date hereof and/or as modified from time to time by resolutions of the Board of Directors as provided in Section 3.01 thereof (the "Indenture"). The Notes will, unless otherwise specified, be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the maturities, annual interest rates, redemption provisions and other terms set forth in a supplement to the Prospectus (as hereinafter defined) referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to
Section 2(a) hereof, the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may only be amended by written agreement of the Company and the Agents after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term the "Purchaser" shall refer to any of you acting solely as principal pursuant to Section 2(b) and not as agent (collectively, the "Purchasers"), and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. Nothing in this agreement shall preclude an Agent from purchasing Notes as a principal hereunder while acting as an Agent.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Agents that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth on Schedule I hereto), which has become effective, for the registration under the Act of the aggregate principal amount set forth in Schedule I hereto of debt securities, and warrants to purchase debt securities, including the Notes (collectively, the "Securities"). Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. In connection with the sale of Notes the Company has filed or transmitted for filing with the Commission, pursuant to Rule 424 under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement") and has previously advised the Agents of all further information (financial and other) with respect to the Company to be set forth therein. In connection with the sale of Notes, the Company will file with the Commission pursuant to Rule 424 under the Act further supplements to that supplement specifying the maturity dates, interest rates and other similar terms of any Notes sold pursuant thereto. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus, in the form included in the Registration Statement, as supplemented from time to time (including, without limitation, as supplemented by the Prospectus Supplement) is hereinafter called the "Prospectus". Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement or the date of the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any amendment to the Registration Statement filed with the Commission pursuant to the Act after the date of this Agreement, any supplement to the Prospectus filed with this Commission pursuant to Rule 424 under the Act after the date of this Agreement and the filing of any document under the Exchange Act after the date of this Agreement or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b) (i) As of the date hereof, (ii) at the date of any acceptance by the Company of an offer to purchase Notes, (iii) when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), (iv) as of the date of any Terms Agreement (as defined by Section 2(b)), (v) when any supplement to the Prospectus is filed with the Commission and (vi) at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"): (x) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules and regulations thereunder, (y) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (z) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (y) the information contained in or omitted from the Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any of you specifically for use in the Registration Statement and the Prospectus.

          (c) As of the date hereof, at the date of any acceptance by the Company of an offer to purchase Notes, when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), as of the date of any Terms Agreement, when any supplement to the Prospectus is filed with the Commission and at a Closing Date:

               (i) each of the Company and Chicago Tribune Company, Sentinel Communications Company, Sun-Sentinel Company and Tribune Broadcasting Company (individually, a "Designated Subsidiary" and collectively, the "Designated Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of the properties owned or leased or the nature of the activities conducted by such corporations, respectively, makes such qualifications or licensing necessary, and where the failure to be so qualified or licensed might materially adversely affect the financial condition, assets, operations or prospects of the Company and its subsidiaries considered as one enterprise;

               (ii) all the outstanding shares of capital stock of each Designated Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Designated Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances;

               (iii) the Indenture has been duly authorized, executed and delivered and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)); the Indenture has been duly qualified under the Trust Indenture Act; and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting the enforcement of creditor's rights or by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture;

               (iv) the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus present fairly the financial position of the Company and such consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis;

               (v) to the best knowledge of the Company, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Designated Subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (vi) this Agreement has been duly authorized, executed and delivered by the Company;

               (vii) no consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be obtained under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals as have been obtained; and

               (viii) none of the execution of the Indenture, the issuance and sale of the Notes, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of the Designated Subsidiaries is a party or bound, or any order, decree, rule or regulation known to the Company to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries.

          (d) The Company confirms as of the date hereof, and each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation, that the Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          2. Appointment of Agent(s); Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein and subject to the reservation by the Company of the right to sell Notes directly to purchasers on its own behalf or through other agents, dealers or underwriters on terms substantially identical to the terms contained herein, including the commission schedule set forth in Schedule I hereto, except in the case of sales pursuant to a Terms Agreement (as defined herein) the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

          On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented and in the Procedures.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed. If the Company has instructed the Agents to suspend for any period of time the solicitation of offers to purchase the Notes and thereafter requests the Agents to resume the solicitation of offers to purchase the Notes, the Agents shall not be required to resume such solicitation
(i) earlier than the date five business days (or such fewer business days as shall be acceptable to each such Agent) after such request and (ii) unless each Agent shall have received prior to such resumption the documents referred to in Sections 4(i), (j) and (k) which the Agents had been entitled to receive (assuming that any required notices had been timely made) but which such Agents shall not have theretofore received.

          The Company agrees to pay each Agent a commission on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified on Schedule I hereto of the aggregate principal amount of the Notes so sold by the Company and such commission shall be payable as specified in the Procedures.

          Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent.

          (b) Subject to the terms and conditions stated herein, whenever the Company and one of you determines that the Company shall sell Notes directly to you as Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating thereto between the Company and the Purchaser. Each such supplemental agreement (which (i) may be an oral agreement between the Purchaser and the Company or (ii) may take the form of an exchange of any standard form of written telecommunication between a Purchaser and the Company) is herein referred to as a "Terms Agreement." Each such Terms Agreement, if in writing, shall be substantially in the form of Exhibit B and, if oral, shall be confirmed in writing as soon as practicable after the agreement between the Purchaser and the Company, such confirmation to be substantially in the form of Exhibit B. The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers, and the letter from the Company's independent public accountants, pursuant to Section 6(b). Such Terms Agreement shall also specify the period of time referred to in Section 4(1).

          Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due the Company for such Notes by the method and in the form set forth in the respective Terms Agreement.

          Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

          3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          4.  Agreements.  The Company agrees with you that:

          (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for a supplement relating to an offering of securities other than the Notes) unless the Company has previously furnished to each of you a copy for your review prior to filing. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 424. The Company will promptly advise each of you (i) when each supplement to the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment of the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) supply any such amended or supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (f) of this Section 4 in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements (which need not be audited) of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to each of you and your counsel, without charge, one signed and/or conformed copy of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective and, so long as delivery of a prospectus may be required by the Act, the Company will furnish to each of you as many copies of any preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

          (e) The Company will (i) arrange for the qualification of the Notes for sale under the laws of such jurisdictions as you and the Company may mutually agree, which agreement will not be unreasonably withheld, (ii) maintain such qualifications in effect so long as required for the distribution of the Notes, and (iii) arrange for the determination of the legality of the Notes for purchase by institutional investors; provided, however, that the Company shall not be required to effect or maintain any such qualification in any jurisdiction that would result in it having to execute or file a general consent to service of process under the laws of such jurisdiction or to qualify to do business as a foreign corporation in such jurisdiction.

          (f) The Company shall furnish to each of you such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, any preliminary Prospectus, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, any Terms Agreement, and the performance by the Company and each of you of your respective obligations hereunder and thereunder as the Company and each of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

          (g) The Company shall, whether or not any sale of the Notes is consummated (including, without limitation, if such non-sale occurs through any termination pursuant to Section 9 hereof or any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof), (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing and delivery of the Registration Statement, any preliminary Prospectus, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in connection with Section 4(e), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes and (ii) be responsible for the fees of your counsel incurred in connection with both this Agreement and the offering and sale of the Notes (up to an aggregate of $50,000).

          (h) Each acceptance by the Company of an offer to purchase Notes will be deemed to be (i) a representation and warranty to you that neither the Registration Statement nor the Prospectus, as then amended or supplemented, fails to reflect any facts or events which, individually or in the aggregate, represent a material change in the information set forth in the Registration Statement or the Prospectus, as then amended or supplemented and (ii) a reconfirmation of the representations and warranties of the Company in Section 1(b).

          (i) Each time that the Registration Statement or the Prospectus is amended (including by the filing of any document incorporated by reference in the Registration Statement other than a current report on form 8-K which is reasonably deemed immaterial by all of the Agents) or supplemented (other than by an amendment or supplement relating solely to any offering of securities other than the Notes or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms offered on any Notes), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company signed by the President or any Vice President and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form reasonably satisfactory to you, to the effect that the statements contained in the certificate that was last furnished to you pursuant to either Section 5(d) or this Section 4(i) are true and correct at the time of the effectiveness of such amendment or the filing of such supplement as though made at and as of such time (except that (i) the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission shall be substituted for the corresponding date in such certificate and (ii) such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

          (j) Each time that the Registration Statement or the Prospectus is amended (including by the filing of any document incorporated by reference in the Registration Statement) or supplemented (other than by an amendment or supplement (i) relating solely to any offering of securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms offered on any Notes or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, confirmed to the Company in writing, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (k) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company, upon the written request of any Agent (except that no such request shall be required with respect to audited financial statements and related financial information included or incorporated by reference in the Company's Annual Reports on Form 10-K), shall cause Price Waterhouse LLP ("Price Waterhouse"), its independent public accountants, promptly to furnish to each of you a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter, provided that if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, Price Waterhouse may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements included in such amendment or supplement, unless any other information included or incorporated by reference therein of an accounting, financial or statistical nature is of such a nature that, in your reasonable judgment, such letter should cover such other information.

          (l) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser(s) thereunder, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement.

          (m) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, if the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you upon request the information contained in such announcement as soon as practicable after such announcement. The Company also will furnish to each of you upon request copies of all other press releases or announcements to the general public. The Company will immediately notify each of you of any downgrading in the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 426(g) under the Act), as soon as the Company learns of any such downgrading.

     5. Conditions to the Obligations of the Agent(s). The obligations of each Agent to solicit offers to purchase the Notes shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of (v) the date hereof, (w) the date of acceptance by the Company of an offer to purchase Notes, (x) the date of the effectiveness of any amendment to the Registration Statement (including the filing of any document incorporated by reference therein), (y) the date any supplement to the Prospectus is filed with the Commission and (z) each Closing Date, (ii) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder and (iv) the following additional conditions precedent:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to each Agent the opinion of Sidley & Austin, counsel for the Company, dated the date hereof, to the effect that:

               (i) each of the Company and the Designated Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) all the outstanding shares of capital stock of each Designated Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, to the knowledge of such counsel, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Designated Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries and are free and clear of any security interests, claims, liens or encumbrances;

               (iii) the Notes and the Indenture conform in all material respects to the description thereof contained in the Prospectus; the holders of outstanding shares of capital stock of the Company are not entitled to rights to subscribe for the Notes;

               (iv) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting the enforcement of creditor's rights or by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the Indenture has been duly qualified under the Trust Indenture Act; and the Notes have been duly authorized and when executed and authenticated in accordance with the provisions of the Indenture and the procedures adopted by the Board of Directors of the Company and the Special Committee thereof and delivered to and paid for by the purchasers thereof in the manner provided in this Agreement, the Prospectus and any applicable Terms Agreement, will constitute legal, valid and binding obligations of the Company except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting the enforcement of creditor's rights or by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture;

               (v) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Designated Subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included or incorporated in the Prospectus with respect to any such action, suit, proceeding, franchise, contract or other document fairly summarize the matters required to be disclosed or described;

               (vi) the Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and, although such counsel has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of statements contained in the Registration Statement, the Prospectus or any amendment thereof or supplement thereto, except as noted above, nor has such counsel verified the computation or compilation of financial statements and other financial data, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement or any amendment thereof (other than the financial statements, financial data, statistical data and supporting schedules, as to which such counsel need express no belief) at the time it became effective and at the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules, as to which such counsel need express no belief), at the date of such opinion, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (vii) this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) no consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale or offer for sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

               (ix) none of the execution of the Indenture, the issuance and sale of the Notes, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any of its Designated Subsidiaries is a party or bound, or any order, decree, rule or regulation known to such counsel to be applicable to the Company or any of its Designated Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator, domestic or foreign, having jurisdiction over the Company or any of its Designated Subsidiaries;

               (x) no holders of outstanding securities of the Company have rights to the registration of such securities under the Registration Statement; and

               (xi) such counsel confirms the statements contained in the Prospectus under the caption "United States Federal Income Tax Consequences" as to the principal anticipated Federal income tax consequences of the ownership of the Notes for the purposes and to the extent set forth therein.

               Such counsel may limit its opinion to matters involving the application Move of the laws of the State of Illinois, the State of New York and the United States and the General Corporation Law of the State of Delaware and, in rendering such opinion, may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

          (c) Each Agent shall have received from Mayer, Brown & Platt, counsel for the Agents, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to each Agent a certificate of the Company, signed by the Chairman of the Board, the President or any Vice President and by the principal financial or accounting officer of the Company, dated the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

          (e) At the date hereof, Price Waterhouse shall have furnished to the Agents a letter or letters (which may refer to letters previously furnished to the Agents), dated as of the date hereof, in form and substance satisfactory to the Agents and Price Waterhouse, confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion, the consolidated financial statements (including financial schedules) of the Company and its subsidiaries examined by and reported on by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder with respect to registration statements on Form S-3;

               (ii) on the basis of procedures of review in accordance with standards established by the American Institute of Certified Public Accountants (but not an audit in accordance with generally accepted auditing standards) consisting of:

                       (1) reading the minutes of meetings of the stockholders and the Board of Directors of the Company as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                       (2) reading the latest available unaudited interim consolidated financial data of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement or the Prospectus and the latest unaudited interim financial data made available by the Company and its subsidiaries; and

                    (3) making inquiries of certain officials of the Company who have responsibilities for financial and accounting matters regarding the specific items for which representations are requested below;

               nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                       (A) the unaudited interim consolidated financial data of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder;

                       (B) any material modifications should be made to said unaudited consolidated financial data of the Company and its consolidated subsidiaries for it to be in conformity with generally accepted accounting principles;

                       (C) (i) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement and the Prospectus, at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter, except as otherwise disclosed in the Prospectus or incorporated by reference, there was any change in the common stock or long-term debt of the Company and its consolidated subsidiaries or any decreases in consolidated total assets, net current assets (working capital) or stockholders' investment as compared with amounts shown in the latest consolidated balance sheet included or incorporated by reference in the Registration Statement or the Prospectus or (ii) for the period from the date of the most recent financial statements included or incorporated by reference in the Registration Statement or the Prospectus to a specified date not more than five business days prior to delivery of such letter, except as otherwise disclosed in the Prospectus or incorporated by reference or disclosed to you, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues, operating profit, income before income taxes or in the total or per-share amounts of net income, except in all instances for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, or as set forth in such letter accompanied by an explanation thereof;

                       (D) with regard to the Company and its consolidated subsidiaries, the amounts included in any unaudited "capsule" information included or incorporated by reference in the Registration Statement or the Prospectus do not agree with the corresponding amounts in the unaudited or audited consolidated financial statements from which such amounts were derived or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries and subject to the Company's system of internal accounting controls relating to the preparation of the financial statements) set forth or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, including Exhibit 12 to the Registration Statement and the information included or incorporated in Items 1, 6 and 7 of the Company's Annual Report on Form 10-K and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in any of the

          Company's Quarterly Reports on Form 10-Q, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

               (iv) if unaudited pro forma financial statements are included or incorporated by reference in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements were not properly compiled on the pro forma bases set forth in the notes thereto.

          References to the Registration Statement and the Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5, except as otherwise disclosed in the Prospectus or incorporated by reference or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of, the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of each Agent, so material and adverse as to make it impractical or inadvisable to proceed with the soliciting of offers to purchase the Notes as contemplated by the Registration Statement and the Prospectus.

          (g) Prior to the date hereof, the Company shall have furnished to each Agent such further information, certificates and documents as such Agent may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to either Agent and its counsel, this Agreement and all obligations of such Agent hereunder may be canceled at any time by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this Section 5 shall be delivered at the office of Mayer, Brown & Platt, counsel for the Agents, at 190 South LaSalle Street, Chicago, Illinois on the date hereof.

          6. Conditions to the Obligations of the Purchaser(s). The obligations of the Purchaser(s) to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser(s) shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d), (ii) the opinion of Sidley & Austin, counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion of Mayer, Brown & Platt, counsel for the Purchaser(s), dated as of the Closing Date, to the effect set forth in
Section 5(c), and (iv) a letter of Price Waterhouse, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(e).

          (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser(s) such further information, certificates and documents as the Purchaser(s) may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser(s) and its counsel, such Terms Agreement and all obligations of the Purchaser(s) thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser(s). Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, either (a) any condition set forth in Section 5 or 6, as applicable, shall not be satisfied or (b) subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries shall have occurred the effect of which is, in the judgment of such Purchaser or the Agent which presented the offer to purchase such Note, as applicable, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such of you specifically for use therein or arises out of or is based on the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee and (ii) such indemnity with respect to the Prospectus, in the form included in the registration statement as filed, any Preliminary Prospectus or any preliminary Prospectus Supplement shall not inure to the benefit of any Agent (or any person controlling such Agent) through which the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus Supplement (or the Prospectus Supplement as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus, in the form included in the registration statement as filed, any Preliminary Prospectus or any preliminary Prospectus Supplement was corrected in the Prospectus Supplement (or the Prospectus Supplement as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each of you agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by or on behalf of such of you specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this

Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel used principally to facilitate local litigation), approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment (after all rights to appeal have been exhausted) for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel required to be paid by this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such aforesaid request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and such of you may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by you individually pursuant to Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by you individually if such commissions had been payable), bears to the aggregate principal amount of the Notes sold and the Company is responsible for the balance; provided, however, that (y) in no case shall you individually be responsible for any amount in excess of the commissions received by you individually in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by you individually if such commissions had been payable), and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls each of you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or by any of you insofar as this Agreement relates to you by giving written notice of such termination to you or the Company, as the case may be; provided, however, that for so long as is required by the Act, the Company shall keep available a current Prospectus meeting the requirements of the Act and shall file all amendments and supplements under the Act required for that purpose. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a) with respect to unpaid commissions, Section 4(g), Section 8 and Section 10.

     (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of the business, (ii) trading in the Company's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Purchaser, impracticable to market such Notes or enforce contracts for the sale of such Notes, or (v) there shall have been, subsequent to the agreement to purchase such Note, any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 426(g) under the Act).

          10. Representation and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of either of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Section 4(g) and 8 hereof shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to either of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the addresses specified in Schedule I hereto; or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Tribune Company, 435 North Michigan Avenue, Chicago, Illinois, 60611, attention of David J. Granat, Vice President and Treasurer (with a copy to the General Counsel of Tribune Company).

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder, except as otherwise provided in Section 7 hereof.

          13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          14. Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and each other countersigning party.

                                       Very truly yours,

                                       TRIBUNE COMPANY



                                       By:
                                           ------------------------------------
                                           Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date hereof.

[SIGNATURES OF AGENTS]

                                   SCHEDULE I


Selling Agency Agreement dated _________, 1998

Registration Statement No. 333-

Amount of the Notes:  $_00,000,000

Amount of the Securities:  $500,000,000

     The Company agrees to pay the Agents a commission equal to the following percentage of the principal amount of each Note sold by the Agents:

             Term                                Commission Rate
             ----                                ---------------
9 months to less than 12 months............                .125%
12 months to less than 18 months...........                .150%
18 months to less than 2 years.............                .200%
2 years to less than 3 years...............                .250%
3 years to less than 4 years...............                .350%
4 years to less than 5 years...............                .450%
5 years to less than 6 years...............                .500%
6 years to less than 7 years...............                .550%
7 years to less than 10 years..............                .600%
10 years to less than 15 years.............                .625%
15 years to less than 20 years.............                .700%
20 years to less than 30 years.............                .750%
Over 30 years..............................     To be negotiated
                                                  at the time of
                                                      such sale.

Addresses for Notice to Agents:

     Notices to the Agents shall be directed to them at:

                                                                       EXHIBIT A
                                                                       ---------

                                TRIBUNE COMPANY

                           ADMINISTRATIVE PROCEDURES

               for Fixed Rate and Floating Rate Medium-Term Notes
                          (Dated as of ________, 1998)


          Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes") are to be offered on a continuous basis by TRIBUNE COMPANY, a Delaware corporation (the "Company"), to or through [NAMES OF AGENTS] (each, an "Agent" and, collectively, the "Agents") pursuant to a Selling Agency Agreement, dated _______, 1998 (the "Selling Agency Agreement"), by and among the Company and the Agents. The Selling Agency Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case each such Agent will act as an agent of the Company in soliciting purchases of Notes.

          Unless otherwise agreed by the related Agent or Agents and the Company, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be agreed upon orally, with written confirmation prepared by the related Agent or Agents and mailed to the Company). If agreed upon by any Agent or Agents and the Company, the Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable best efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

          The Notes will be issued as a series of debt securities under an Indenture, dated as of January 1, 1997, as amended, supplemented or modified from time to time (the "Indenture"), between the Company and Bank of Montreal Trust Company, as trustee (together with any successor in such capacity, the "Trustee"). The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") registering debt securities and warrants to purchase debt securities (which includes the Notes) (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes). The most recent base prospectus deemed part of the Registration Statement, as supplemented with respect to the Notes, is herein referred to as "Prospectus". The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement".

          The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

          General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.


                         PART I:  PROCEDURES OF GENERAL
                                 APPLICABILITY

Date of Issuance/
 Authentication:        Each Note will be dated as of the date of its
                        authentication by the Trustee. Each Note shall also bear an original issue date (each, an "Original Issue Date").
                        The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:             Each Note will mature on a date nine months or more from
                        its Original Issue Date (the "Stated Maturity Date") selected by the investor or other purchaser and agreed to by the Company.

Registration:           Unless otherwise provided in the applicable Pricing
                        Supplement, Notes will be issued only in fully registered form.

Denominations:          Unless otherwise provided in the applicable Pricing
                        Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Interest Rate Bases
 applicable to
 Floating Rate
 Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:   The Notes will be subject to redemption by the Company
                        in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Initial Redemption
                        Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

                        The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of
 Interest:              In case of Fixed Rate Notes, interest (including
                        payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                        The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                        Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement and the Notes.

Interest:               General.  Each Note will bear interest in accordance
                        with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding applicable
                        Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date).

                        If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue from and after such Maturity. Unless otherwise provided in the applicable Pricing Supplement, "Business Day" means any day that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes the payment of which is to be made in a currency other than U.S. dollars or composite currencies (such currency or composite currency in which a Note is denominated is the "Specified Currency"), such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency (or, in the case of European Currency Units ("ECUs"), is not a day that is designated as an ECU non-settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made; provided, further, that, with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means (i) if the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency (the "Index Currency") for which LIBOR is calculated is other than ECU, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that is not designated as an ECU non-settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made. It being understood that if no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars. "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to U.S. dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

                        Regular Record Dates. Unless otherwise provided in the applicable Pricing Supplement, the "Regular Record Date" for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

                        Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

                        Unless otherwise provided in the applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on May 15 and November 15 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Pricing Supplement.

Acceptance and
 Rejection of Offers
 from Solicitation
 as Agents:             If agreed upon by any Agent and the Company, then such
                        Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each
                        Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Selling Agency
                        Agreement. The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not a breach of the Company's agreement contained in the Selling Agency
                        Agreement. Each Agent has agreed to
                         make reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
 Pricing Supplement:     If any offer to purchase a Note is accepted by the
                         Company, the Company will promptly prepare a Pricing
                         Supplement reflecting the terms of such Note.
                         Information to be included in the Pricing Supplement shall include:


                          1.  the name of the Company;

                          2.  the title of the Notes;

                          3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

                          4.  the name of the Offering Agent (as defined below);

                          5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

                          6. with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

                          7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

                          8.  the Offering Agent's discount or commission;

                          9.  Net proceeds to the Company;

                         10. the Principal Amount, Specified Currency, Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Authorized Denomination, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Optional Repayment Date(s), if any, Exchange Rate Agent, if any, Default Rate, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Interest Category, the Interest Rate Basis or Bases, the Day Count Convention, Index Maturity (if applicable), Initial Interest Rate, if any, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, and Calculation Agent; and

                         11. any other additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                         The Company shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") and the Trustee at the following applicable address: if to [NAMES AND CONTACTS FOR AGENTS].

                         In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:              The receipt of immediately available funds by the
                         Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement". Offers accepted by the Company will be settled three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedure Timetable" with respect to Global
                         Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement
                         Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                         The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing
 Rates or Other
 Variable Terms:         When a decision has been reached to change the interest
                         rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement
                         Procedures".

Suspension of
 Solicitation;
 Amendment or
 Supplement:             The Company may instruct the Agents to suspend
                         solicitation of offers to purchase Notes at any time.
                         Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses: [NAMES AND ADDRESSES]. For record keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopied to Mayer, Brown & Platt, 190 South LaSalle Street, Chicago,
                         Illinois 60603-3441, Attention: Edward S. Best, telecopier: (312) 701-7711.

                         In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
 and applicable
 Pricing Supplement:     A copy of the most recent Prospectus and the applicable
                         Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
 Signatures:             The Agents will have no obligation or liability to the
                         Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated
 by Reference:           The Company shall supply the Agents with an adequate
                         supply of all documents incorporated by reference in the Registration Statement and the Prospectus.

                     PART II:  PROCEDURES FOR NOTES ISSUED
                              IN BOOK-ENTRY FORM

          In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated __________, 1998, and a Certificate Agreement, dated __________, 1998, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                All Fixed Rate Notes issued in book-entry form having
                         the same Original Issue Date, Specified Currency,
                         Interest Rate, Default Rate, Interest Payment Dates, redemption and/or repayment terms, if any, and Stated
                         Maturity Date (collectively, the "Fixed Rate Terms") will be represented initially by a single Global Note;
                         and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, Specified
                         Currency, Interest Category, formula for the calculation of interest (including the Interest Rate
                         Basis or Bases, which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime
                         Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or Spread Multiplier, if any), Day Count Convention, Initial Interest Rate,
                         Default Rate, Index Maturity (if applicable), Minimum
                         Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest
                         Payment Dates, Initial Interest Reset Date, Interest
                         Reset Dates and Stated Maturity Date(collectively, the
                         "Floating Rate Terms") will be represented initially by a single Global Note.

                         For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                         Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:          The Company has arranged with the CUSIP Service Bureau
                         of Standard & Poor's Corporation (the "CUSIP Service
                         Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900
                         CUSIP numbers which have been reserved for and relate to Global Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers.
                         The Company will assign CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global
                         Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book-entry form in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and otherwise required to be represented by the same Global

                         Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:            Unless otherwise specified by DTC, each Global Note
                         will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a
                         Note issued in book-entry form (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such
                         Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:               Transfers of beneficial ownership interests in a Global
                         Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:               The Trustee may deliver to DTC and the CUSIP Service
                         Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Global Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants
                         (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global
                         Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                         Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of the exchanged Global Notes and an additional
                         Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (See "Denominations" below).

Denominations:           Unless otherwise provided in the applicable Pricing
                         Supplement, Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiples thereof. Global Notes will not be denominated in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount. If one or more
                         Notes are issued in book-entry form in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and would, but for the preceding sentence, be represented by a single Global Note, then one Global
                         Note will be issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of such Notes issued in book-entry form and an additional
                         Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Global Notes representing Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
 and Interest:           Payments of Interest Only.  Promptly after each Regular
                         Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity
                         Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest
                         Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. On such
                         Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes
                         (other than on the Maturity Date) which is payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of that amount of interest due and owing on any Global Notes that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                         Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

                         Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note which are payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of such Global Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

                         Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, which is payable in U.S. dollars shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or premium, if any, or interest on, the Global Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                         Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
 Procedures:             Settlement Procedures with regard to each Note in book-
                         entry form sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:

                         A. The Offering Agent will advise the Company by
                            telephone, confirmed by facsimile, of the following settlement information:

                      1. Principal amount, Authorized Denomination, and Specified Currency.

                      2.     Exchange Rate Agent, if any.

                      3. (a) Fixed Rate Notes:

                                (i)  Interest Rate.

                               (ii)  Interest Payment Dates.

                              (iii) Whether such Note is being issued with Original Issue Discount and, if so, the terms thereof.

                         (b) Floating Rate Notes:

                                (i)  Interest Category.

                               (ii)  Interest Rate Basis or Bases.

                              (iii)  Initial Interest Rate.

                               (iv)  Spread and/or Spread Multiplier, if any.

                                (v)  Initial Interest Reset Date or Interest
                                     Reset Dates.

                               (vi)  Interest Payment Dates.

                              (vii)  Index Maturity, if any.

                             (viii)  Maximum and/or Minimum Interest Rates,
                                     if any.

                               (ix)  Day Count Convention.

                                (x)  Calculation Agent.

                      4. Price to public, if any, of such Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

                      5.     Trade Date.

                      6.     Settlement Date (Original Issue Date).

                      7.     Stated Maturity Date.

                      8.     Redemption provisions, if any.

                      9.     Repayment provisions, if any.

                     10.     Default Rate, if any.

                             11. Net proceeds to the Company.

                             12. The Offering Agent's discount
                                 or commission.

                             13. Whether such Note is being sold to the Offering
                                 Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

                             14. Such other information specified with respect
                                 to such Note (whether by Addendum or
                                 otherwise).

                         B. The Company will assign a CUSIP number to the Global Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Company will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

                         C. The Trustee will communicate to DTC and the Offering Agent through DTC's Participant Terminal System a pending deposit message specifying the following settlement information:

                             1. The information set forth in the Settlement Procedure A.

                             2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Offering Agent.

                             3. Identification of the Global Note as a Fixed Rate Global Note or Floating Rate Global Note.

                             4. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                             5. CUSIP number of the Global Note representing such Note.

                             6. Whether such Global Note represents any other Notes issued or to be issued in book-entry form.

                             DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor's Corporation.

                         D. The Trustee will complete and authenticate the Global Note representing such Note.

                         E. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                         F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                         G. In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC
                             (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                         H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                         I. Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.

                         J. The Trustee will send a copy of the Global Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

                         K. If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures
 Timetable:              For offers to purchase Notes accepted by the Company,
                         Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                         Settlement
                         Procedure                     Time
                         ----------                    ----

                             A        11:00 a.m. on the trade date or within one
                                      hour following the trade
                             B        12:00 noon on the trade date or within one
                                      hour following the trade
                             C        No later than the close of business on the
                                      trade date
                             D        9:00 a.m. on Settlement Date
                             E        10:00 a.m. on Settlement Date
                             F-G      No later than 2:00 p.m. on Settlement Date
                             H        4:00 p.m. on Settlement Date
                             I-J      5:00 p.m. on Settlement Date

                         Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                         If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:       If the Trustee fails to enter an SDFS deliver order
                         with respect to a Note issued in book-entry form pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC's Participant Terminal
                         System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send certification of destruction of such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                         If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global
                         Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                         In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in

                         DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Selling Agency Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                         Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.


                 PART III:  PROCEDURES FOR CERTIFICATED NOTES

Denominations:           Unless otherwise provided in the applicable Pricing
                         Supplement, the Certificated Notes will be issued in denominations of $1,000 and integral multiples thereof.

Payments of Principal,
 Premium, if any, and
 Interest:               Upon presentment and delivery of the Certificated Note,
                         the Trustee upon receipt of immediately available funds from the Company will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security
                         Register; provided, however, that Holders of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date.

                         The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

                         Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement

 Procedures:             Settlement Procedures with regard to each Certificated
                         Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

                         A. The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following Settlement information with regard to each Certificated Note:

                              1. Exact name in which the Certificated Note(s) is to be registered (the "Registered Owner").

                              2. Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

                              3.  Taxpayer identification number of the
                                  Registered Owner.

                              4. Principal amount, Authorized Denomination and Specified Currency.

                              5.  Exchange Rate Agent, if any.

                              6.  (a)  Fixed Rate Notes:

                                       (i)     Interest Rate.

                                       (ii)    Interest Payment Dates.

                                       (iii)   Whether such Note is being issued
                                               with Original Issue Discount and,
                                               if so, the terms thereof.

                                  (b)  Floating Rate Notes:

                                       (i)     Interest Category.

                                       (ii)    Interest Rate Basis or Bases.

                                       (iii)   Initial Interest Rate.

                                       (iv)    Spread and/or Spread Multiplier,
                                               if any.

                                       (v)     Initial Interest Reset Date and
                                               Interest Reset Dates.

                                       (vi)    Interest Payment Dates.

                                       (vii)   Index Maturity, if any.

                                       (viii)  Maximum and/or Minimum
                                               Interest Rates, if any.

                                       (ix)    Day Count Convention.

                                       (x)     Calculation Agent.

                              7. Price to public of such Certificated Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

                              8.  Trade Date.

                              9.  Settlement Date (Original Issue Date).

                             10.  Stated Maturity Date.

                             11.  Redemption provisions, if any.

                             12.  Repayment provisions, if any.

                             13.  Default Rate, if any.

                             14.  Net proceeds to the Company.

                             15.  The Offering Agent's discount or commission.

                             16.  Whether such Note is being sold to the
                                  Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

                             17. Such other information specified with respect to such Note (whether by Addendum or otherwise).

                         B. After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to complete, authenticate and deliver the Certificated Note.

                         C. The Trustee will complete the Certificated Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called "Stub 1", "Stub 2" and "Stub 3"):

                              1. Certificated Note with the Offering Agent's confirmation, if traded on a principal basis, or the Offering Agent's customer confirmation, if traded on an agency basis.

                              2.  Stub 1 for Trustee.

                              3.  Stub 2 for Offering Agent.

                              4.  Stub 3 for the Company.

                         D. With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address: [NAMES AND ADDRESSES]. The Trustee will keep Stub 1. The Offering Agent will acknowl edge receipt of the Certificated Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduc tion of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                         E. In the case of a Certificated Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

                         F.  The Trustee will send Stub 3 to the Company.

Settlement Procedures
 Timetable:              For offers to purchase Certificated Notes accepted by
                         the Company, Settlement Procedures A through F set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                         Settlement
                         Procedure                       Time
                         ----------                      ----

                             A        11:00 a.m. on the trade date or within one
                                      hour following the trade
                             B        12:00 noon on the trade date or within one
                                      hour following the trade
                             C-D      2:15 p.m. on Settlement Date
                             E        3:00 p.m. on Settlement Date
                             F        5:00 p.m. on Settlement Date

Failure to Settle:       In the case of Certificated Notes sold through the
                         Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

                         The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Selling Agency Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Company.

                                                                       EXHIBIT B



                                TRIBUNE COMPANY
                            [Description of Notes]
                                TERMS AGREEMENT


                [_________], 1998



Tribune Company
435 North Michigan Avenue
Chicago, Illinois  60611
Attention:  David J. Granat
          Vice President and Treasurer

    Subject in all respects to the terms and conditions of the Underwriting Agreement (the "Agreement") dated _______, 1998, among [NAMES OF AGENTS] and you, the undersigned agrees to purchase the following Notes of TRIBUNE COMPANY:

Specified Currency:

Aggregate Principal Amount:

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Purchase Price:            % of Principal Amount

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

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Other Terms:


Modification, if any, in
the requirements to
deliver the documents
specified in Section 6(b)
of the Agreement:

Period during which additional
Notes may not be sold pursuant
to Section 4(1) of the Agreement:



                                        [PURCHASER]



                                        By: ________________________
                                        Title:
Accepted:

TRIBUNE COMPANY


By: __________________________
Title:

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